               THE SHAW GROUP ANNOUNCES TERMINATION OF DISCUSSIONS
                             WITH TURNER INDUSTRIES


Baton Rouge, Louisiana, June 27, 2002 - The Shaw Group Inc. (NYSE: SGR) ("Shaw" or "the Company") today announced that its discussions with Turner Industries Group have been terminated. On June 20, 2002, the Company announced it had entered into a non-binding agreement under which Shaw would have acquired all the stock and membership interests of the Turner Industries Group companies. The two companies were unable to agree on definitive terms.

The Shaw Group Inc. is the world's only vertically-integrated provider of comprehensive engineering, procurement, pipe fabrication, construction and maintenance services to the power, process and environmental & infrastructure sectors. Shaw is headquartered in Baton Rouge, Louisiana, and currently has offices and operations in North America, South America, Europe, the Middle East and Asia-Pacific. Shaw employs more than 20,000 people annually. Additional information on The Shaw Group is available at www.shawgrp.com.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. The statements contained herein that are not historical facts (including without limitation statements to the effect that the Company or its management "believes," "expects," "anticipates," "plans," or other similar expressions) and statements related to revenues, earnings, backlog, or other financial information or results are forward-looking statements based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions and are subject to change based upon various factors. Should one or more of such risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in the forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. A description of some of the risks and uncertainties that could cause actual results to differ materially from such forward-looking statements can be found in the Company's reports and registration statements filed with the Securities and Exchange Commission, including its Form 10-K and Form 10-Q, reports and on the Company's web-site under the heading "Forward Looking Statement". These documents are also available from the Securities and Exchange Commission or from the Investor Relations department of Shaw. For more information on the company and announcements it makes from time to time on a regional basis visit our web site at www.shawgrp.com.